Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Celsion Corporation on Form S-1 of our report dated March 16, 2010, related to the financial statements of Celsion Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission, and to the reference of our firm under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ Stegman & Company
Stegman & Company
Baltimore, Maryland
July 26, 2010